UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-KSB/A

                  ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001

                         Commission file number: 0-11734

                         CHINA FOOD AND BEVERAGE COMPANY
                         -------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                NEVADA 87-0548148
                                ------ ----------
          (State of Incorporation) (I.R.S. Employer Identification No.)

                  82-66 Austin St., Kew Gardens, New York 11415
             -------------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (877) 667-9377
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                 SECURITIES REGISTERED PURSUANT TO SECTION 12(B)
                     OF THE SECURITIES EXCHANGE ACT OF 1934:

                                            Name of Each Stock Exchange on Which
            Title of Each Class                        Registered
            -------------------                        ----------
 Common Stock, Par Value $0.001 Per Share                 None

         Indicate by check mark if disclosure of delinquent  filers  pursuant to
Item 405 of Regulation S-B is not contained herein and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [ ]

         Indicate by check mark whether the Registrant (1)has filed all reports required to be filed by Section 13 or 15(d)of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. YES [X] NO [ ]

         The aggregate market value of the voting stock held by non-affiliates of the Registrant at December 31, 2001, was approximately $104,364.

         The number of shares of Registrant's Common Stock outstanding on December 31, 2001, was 9,395,788.

         The Registrant's total revenues for the year ended December 31, 2001, were $0.00.

                                TABLE OF CONTENTS

             PART I                                                         PAGE
                                                                            ----

ITEM 1.      DESCRIPTION OF BUSINESS.......................................... 3

ITEM 2.      DESCRIPTION OF PROPERTY.......................................... 4

ITEM 3.      LEGAL PROCEEDINGS................................................ 4

ITEM 4.      SUBMISSION OF MATTERS
             TO A VOTE OF SECURITY HOLDERS.................................... 5

             PART II

ITEM 5.      MARKET FOR COMMON EQUITY AND RELATED
             STOCKHOLDER  MATTERS............................................. 5

ITEM 6.      MANAGEMENT'S DISCUSSION AND ANALYSIS
             OF FINANCIAL CONDITION AND RESULTS OF
             OPERATIONS....................................................... 5

ITEM 7.      FINANCIAL STATEMENTS............................................. 6

ITEM 8.      CHANGES IN AND DISAGREEMENTS WITH
             ACCOUNTANTS...................................................... 6

             PART III

ITEM 9.      DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
             AND CONTROL PERSONS;  COMPLIANCE WITH
             SECTION 16(a) OF THE EXCHANGE ACT................................ 7

ITEM 10.     EXECUTIVE COMPENSATION........................................... 7

ITEM 11.     SECURITY OWNERSHIP OF BENEFICIAL OWNERS.......................... 8

ITEM 13.     EXHIBITS AND REPORTS ON FORM 8-K................................. 9

SIGNATURES.................................................................... 9

INDEX TO EXHIBITS...............................ATTACHED TO END OF THIS DOCUMENT

                                     PART I

ITEM 1.  DESCRIPTION OF BUSINESS

Business Development:

         China Food and Beverage Company, a Nevada corporation (the "Company" or, "Corporation"), has executive offices at: 82-66 Austin St., Kew Gardens, New York 11415. The Company was incorporated in Nevada on November 6, 1981 under the name Logos Scientific Inc. On May 5, 1992, the Company changed its name to Logos International, Inc. On October 23, 1995, the Company changed its name to OMAP Holdings Incorporated. On March 31, 1997, the Company changed its name to China Food and Beverage Company.

         On December 30, 1998,  the Company  closed on an agreement  with Calder
Investments Limited and Li, Lin Hu by issuing its 5 year and one day 8% Debenture in the amount of $10,500,000 to each of Calder Investments Limited and Li, Lin Hu. This issuance consummated the transactions described in the Company 8-K dated May 6, 1998. On the same day, December 30, 1998, the Company caused the conversion of the Debentures above described in the terms incorporated therein by issuing to each of Li, Lin Hu and Calder Investments Limited thereupon caused 1,050,000 of their shares to be issued to Anhui Lui An Beer Company Ltd., to redeem their note to Anhui Lui An Beer Company Ltd. On December 31, 1998, the Company issued a total of 4,200,000 shares of its common stock to the following persons and entities in the following amounts pursuant to Debentures which were converted on December 30, 1998; Calder Investments Limited = 1,050,000 shares of common stock; Li, Lin Hu =1,050,000 shares of common stock Anhui Liu An Beer Company Ltd. = 2,100,000 shares of common stock. This issuance caused the three individuals and entities above set forth to become the control persons of the Registrant.

         Through a reverse merger recapitalization by which the Company acquired 100% of Victoria Beverage Company, Ltd., for 4,200,000 shares of the Company's common stock, resulted in the Company owning 55% of Anhui Hao Dun Brewery Co., Ltd., situated in the People's Republic of China.

         In May 2000, the sellers claimed that the Company was in default of its obligations to repurchase or cause to be repurchased from the sellers, a significant majority of the shares of the common stock issued upon conversion of the debentures or, to provide additional capital. As a result of the alleged default, they refused to provide the Company with any financial information concerning the operations of the brewery and assumed control of the brewery.

         The Company believes that the claims made by the sellers are without merit. However, as the assets of the brewery are in the Peoples' Republic of China and the Company has no effective control over the business or the financial concerns of the brewery, the Company has fully reserved against all of its assets located in China.

         It is possible that, in addition to taking control of the assets, the sellers may commence an action against the Company alleging, among other claims, breach of contract. Conversely, the Company is exploring its options, including but not limited to, initiating legal action of its own to recover what it believes to be a wrongful conversion of its assets by the sellers.

         Unless the Company is able to resolve this dispute and because it does not presently have the financial ability to continue in operation, it may be obligated to secure additional debt or equity financing to enable it to continue as an on-going entity.

         Accordingly, the Company cancelled 2,100,000 shares of the 4,200,000 shares previously issued. The Company has placed a stop-transfer on the remaining 2,100,000 pending resolution of this issue between the sellers of Anhui Hao Dun Brewery and the Company.

         On September 2001, the Company's wholly owned subsidiary, Victoria Beverage Company, was dissolved. The only asset of the subsidiary was 6,000,000 shares of Gourmet's Choice Coffee Co., Inc. These shares were transferred to the Company. The Company will carry the shares at Victoria's cost of $0.00. Gourmet's Choice is a related entity.

Business of Issuer:

         Since the disposition of Annu Hui Brewery, the Company will continue to seek to acquire businesses both in China and other countries.

         The Company intends to locate its target investment opportunities through contacts which management has in China and Southeast Asia. The Company has no full or part time employees, aside from its officers and directors. If the Company requires additional personnel to carry out its business objectives, it will retain outside consultants. In the past, the Company has been successful in retaining consultants through the issuance of its Common Stock and the Company intends to continue this practice in an attempt to avoid expending valuable cash flows.

         On March 4, 2001, the Company entered into an investment agreement with Tritradex, Inc., a US based parent corporation of Shanghai Tritradex Machinery, Inc., a manufacturer and distributor of gasoline assemblies in the People's Republic of China, under license from the Wayne Division of Houston-based Dresser, Inc.

         Tritradex was incorporated in the state of New York in 1994 and established a Sino- foreign venture in Pudong, Shanghai, the People's Republic of China, named Shanghai Tritradex Machinery, Inc. ("STM"). The main business of STM is designing manufacturing and selling electronic fuel dispensing pumps and related products for use in gasoline stations in China. In 1995 STM entered into a license and technical agreement with Wayne Division of Dresser Industries, Inc. The agreement allowed STM to manufacture, assemble, sell and service Wayne's products in China.

         Wayne is the technological leader in the manufacture and supply of retail petrol fuel dispensers; dispenser control systems, credit/debit card processing terminals and point-of-sale systems for petroleum markets worldwide. They are also the industry leader in developing new technologies. Over 75 countries use their products.

         On September 17, 2001, Tridradex, Inc. re-paid an $80,000 investment which the Company had previously proffered on March 4, 2001. The Company is continuing to explore the possibility of further investment or a business combination with Tritradex, Inc.

         Since the Company does not have significant liquid assets, the Company intends to acquire business opportunities through the issuance of its equity securities. This will likely result in future dilution of the ownership interest enjoyed by the Company's current shareholders. The Company has had some past experience in acquiring subsidiaries in this manner. However, the Company can provide no assurance that it will be able to continue such acquisitions in the future. It is also likely that any future acquisitions by the Company will require the Company to make capital contributions to the acquired businesses.

ITEM 2.  DESCRIPTION OF PROPERTY

         The Company presently occupies office space, free of charge, at: 82-66 Austin St., Kew Gardens, New York 11415.

ITEM 3.  LEGAL PROCEEDINGS

         Securities and Exchange Commission v. China Food and Beverage, James C. Tilton, et al. - On July 14, 1999, the Securities and Exchange Commission ("SEC") in the United States District Court, Southern District of Florida, Civil Action No. 99-1968-CIV-GOLD, filed a Complaint for Injunctive and Other
Equitable Relief, as well as a Temporary Restraining Order against, et al, the Company and James C. Tilton ("Tilton") individually who is the Company's chief executive officer. On April 15, 1999, the Company entered into a Consulting Agreement with The Globus Group, Inc. ("Globus"), a Nevada corporation, whereby Globus was to act as a "...marketing consultant/promoter..." of the Company. The complaint alleges that the Company, knowingly or unknowingly disseminated material to the public based on Globus' false representations to the Company. The complaint further alleges that when informed that Globus was engaging in this and other improper activities that might result in creating false impressions with the public, Tilton did not take appropriate corrective action quickly enough.

         As soon as the Company became aware of the SEC's complaint, the Company took immediate steps to investigate the allegations against Globus. After numerous attempts to contact Globus, without success, the Company's Officers and

Board of Directors felt it was in the Company's best interest to formally terminate the aforementioned Consulting Agreement with Globus.

         Effective as of June 18, 2001, China Food and Beverage Co. entered into a cease-and- desist Order ("the Order"), along with its principal executive officer, with the Securities and Exchange Commission pursuant to section 21C of the Securities and Exchange Act of 1934. The Order instituting the cease-and-desist was entered by consent. A copy of the actual Order is attached. See Exhibit - Item 99.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

         During the year ended 2001, there were no matters submitted to a vote of the Company's shareholders.

                                     PART II

ITEM 5.  MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information:

         The following table sets forth the prices of the Common Stock on the OTC Bulletin Board for each quarter during fiscal years 2000 and 2001. These over-the-counter market quotations are based on inter-dealer bid prices, without markup, markdown, or commission, and may not necessarily represent actual transactions.

             QUARTER                      HIGH                       LOW
             -------                      ----                        ---
Quarter Ended December 31, 2000           $ .43                      $ .12

Quarter Ended September 30, 2000          $ .43                      $ .15

Quarter Ended June 30, 2000               $1.62                      $ .37

Quarter Ended March 31, 2000              $4.25                      $1.00

Quarter Ending December 31, 2001          $ .21                      $ .08

Quarter Ending September 30, 2001         $ .35                      $ .25

Quarter Ended June 30, 2001               $ .34                      $ .06

Quarter Ended March 31, 2001              $ .19                      $ .09

Shareholders:

         There were approximately 383 record holders of Common Stock as of December 31, 2001, holding a total of 9,935,788 outstanding shares of Common Stock.

Dividends:

         The Company has never declared a cash dividend on its Common Stock and does not anticipate doing so in the near future. The future payment of dividends, if any, on the Common Stock is within the discretion of the board of directors and will depend on the Company's earnings, capital requirements, financial condition, and other relevant factors.

ITEM 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The Company's analysis of its financial condition and results of its operations was addressed in the Company's 10-KSB, filed, on or about, April 15, 2001. Several significant events have occurred since that filing to date that are set forth below, and may be considered material changes affecting the Company's position.

         On December 30, 1998, the Company closed on the April 27,1998, Agreement with Calder Investments Limited and Li, Lin Hu by issuing its 5 year and one day 8% Debenture in the amount of $10,500,000 to each of Calder Investments Limited and Li, Lin Hu. This issuance consummated the transactions described in the Company 8-K dated May 6, 1998. On the same day, December 30, 1998, the Company caused the conversion of the Debentures above described in the terms incorporated therein by issuing to each of Li, Lin Hu and Calder Investments Limited thereupon caused 1,050,000 of their shares to be issued to Anhui Lui An Beer Company Ltd., to redeem their note to Anhui Lui An Beer Company Ltd. On December 31, 1998, the Company issued a total of 4,200,000 shares of its common stock to the following persons and entities in the following amounts pursuant to Debentures which were converted on December 30, 1998; Calder Investments Limited =1,050,000 shares of common stock; Li, Lin Hu =1,050,000 shares of common stock Anhui Liu An Beer Company Ltd. = 2,100,000 shares of common stock. This issuance caused the three individuals and entities above set forth to become the control persons of the Registrant.

         Through a reverse merger recapitalization by which the Company acquired 100% of Victoria Beverage Company, Ltd., for 4,200,000 shares of the Company's common stock, resulted in the Company owning 55% of Anhui Hao Dun Brewery Co., Ltd., situated in the People's Republic of China.

         In May 2000, the sellers claimed that the Company was in default of its obligations to repurchase or cause to be repurchased from the sellers, a significant majority of the shares of the common stock issued upon conversion of the debentures or, to provide additional capital. As a result of the alleged default, they refused to provide the Company with any financial information concerning the operations of the brewery and assumed control of the brewery.

         The Company believes that the claims made by the sellers are without merit. However, as the assets of the brewery are in the Peoples' Republic of China and the Company has no effective control over the business or the financial concerns of the brewery, the Company has fully reserved against all of its assets located in China.

         It is possible that, in addition to taking control of the assets, the sellers may commence an action against the Company alleging, among other claims, breach of contract. Conversely, the Company is exploring its options, including but not limited to, initiating legal action of its own to recover what it believes to be a wrongful conversion of its assets by the sellers.

         Unless the Company is able to resolve this dispute and because it does not presently have the financial ability to continue in operation, it may be obligated to secure additional debt or equity financing to enable it to continue as an on-going entity.

Results of Operations:

         The Company's "Total Liabilities and Stockholder's Equity" for year ending 2001 was $462,052 of which, as set forth on Page F-4 of the attached Financials. The "Consolidated Statement of Operations" set forth on Page F-5 of the attached Financial Statements, the Net Sales, the Cost of Sales and the Gross Margin were all $0.00.

Capital Resources and Liquidity:

         During 2001, the Company issued 500,000 shares of Common Stock for cash valued at $50,000 or, $0.10 per share; no shares were issued for services rendered. On January 29, 2001, the Company cancelled 717 unregistered shares of the Company's common stock in accordance with a settlement agreement entered into on March 1, 1999. On May 11, 2001, the Company cancelled 2,100,000 shares previously issued to Anhui Hao Dun Brewery Co., Ltd. The negative cash flow reflected on the "Consolidated Statements of Cash Flow" Page F-7 of the attached Financials, is a result of funds used to pay costs and other accrued expenses.

ITEM 7.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

         See the audited financial Statements attached hereto and numbered F-1 through F-15.

ITEM 8.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS.

         There are no changes or disagreements with our accountants who are HJ & Associates, LLC., 50 S. Main St., Ste. 1450, Salt Lake City, Utah 84144.

                         CHINA FOOD AND BEVERAGE COMPANY
                                AND SUBSIDIARIES
                          (A Development Stage Company)

                        CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2001

                                 C O N T E N T S


Independent Auditors' Report............................................... F-3

Consolidated Balance Sheet................................................. F-4

Consolidated Statements of Operations...................................... F-5

Consolidated Statements of Stockholders' Equity (Deficit).................. F-6

Consolidated Statements of Cash Flows...................................... F-7

Notes to the Consolidated Financial Statements............................. F-8

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
China Food and Beverage Company and Subsidiaries
(A Development Stage Company)
Kew Gardens, New York

We have audited the accompanying consolidated balance sheet of China Food and Beverage Company and Subsidiaries (a development stage company) as of December 31, 2001 and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2001 and 2000 and from inception of the development stage on January 1, 2000 through December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of China Food and Beverage Company and Subsidiaries (a development stage company) as of December 31, 2001 and the consolidated results of their operations and their cash flows for the years ended December 31, 2001 and 2000 and from the inception of the development stage on January 1, 2000 through December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the consolidated financial statements, the Company's recurring losses and lack of operations raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note
6. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



By: /s/ HJ & Associates, LLC
----------------------------
        HJ & Associates, LLC
        Salt Lake City, Utah
        March 12, 2002

                CHINA FOOD AND BEVERAGE COMPANY AND SUBSIDIARIES
                          (A Development Stage Company)
                           Consolidated Balance Sheet

                                     ASSETS
                                                                     December 31,
                                                                         2001
                                                                     -----------
CURRENT ASSETS
   Cash and cash equivalents                                         $    21,133
   Account receivable - related party                                      1,100
   Exchange credits                                                      438,816
                                                                     -----------

     Total Current Assets                                                461,049
                                                                     -----------

PROPERTY AND FIXED ASSETS (Note 4)

   Equipment                                                               2,149
   Accumulated depreciation                                               (1,146)
                                                                     -----------

     Total Fixed Assets                                                    1,003
                                                                     -----------

     TOTAL ASSETS                                                    $   462,052
                                                                     ===========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

   Accounts payable and accrued expenses                             $    70,247
                                                                     -----------

     Total Current Liabilities                                            70,247
                                                                     -----------

     TOTAL LIABILITIES                                                    70,247
                                                                     -----------

STOCKHOLDERS' EQUITY

   Common stock; 100,000,000 preferred shares at $0.001 par value;
     9,395,788 shares issued and outstanding                               9,396
   Additional paid-in capital                                          2,079,464
   Retained earnings accumulated prior to the development stage          633,605
   Deficit accumulated during the development stage                   (2,330,660)
                                                                     -----------

     Total Stockholders' Equity                                          391,805
                                                                     -----------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $   462,052
                                                                     ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                CHINA FOOD AND BEVERAGE COMPANY AND SUBSIDIARIES
                          (A Development Stage Company)
                      Consolidated Statements of Operations

                                                                          From
                                                                      Inception of
                                                                       Development
                                                                        Stage on
                                                                       January 1,
                                           For the Years ended        2000 Through
                                              December 31,            December 31,
                                         2001             2000             2001
                                      ------------    ------------    ------------
                                                       (RESTATED)
NET SALES                             $       --      $       --      $       --

COSTS AND EXPENSES

   Selling expenses                           --              --              --
   General and administrative              307,835         277,377         585,212
                                      ------------    ------------    ------------

     Total Costs and Expenses              307,835         277,377         585,212
                                      ------------    ------------    ------------

LOSS BEFORE OTHER EXPENSE                 (307,835)       (277,377)       (585,212)
                                      ------------    ------------    ------------

OTHER INCOME (EXPENSE)

   Refund of tax penalties                  16,237            --            16,237
   Interest expense                         (2,745)        (13,018)        (15,763)
   Interest income                           3,581           3,648           7,229
                                      ------------    ------------    ------------

     Total Other Income (Expense)           17,073          (9,370)          7,703
                                      ------------    ------------    ------------

LOSS BEFORE TAX, EXTRAORDINARY
   ITEM AND DISCONTINUED OPERATIONS       (290,762)       (286,747)       (577,509)

INCOME TAX EXPENSE                            --              --              --
                                      ------------    ------------    ------------

LOSS BEFORE DISCONTINUED OPERATIONS       (290,762)       (286,747)       (577,509)

LOSS ON DISCONTINUED OPERATIONS               --        (1,990,314)     (1,990,314)
                                      ------------    ------------    ------------

LOSS BEFORE MINORITY INTEREST
   AND EXTRAORDINARY ITEM                 (290,762)     (2,277,061)     (2,567,823)

GAIN ON DISPOSITION OF DEBT                   --           237,163         237,163
                                      ------------    ------------    ------------

MINORITY INTEREST                             --              --              --
                                      ------------    ------------    ------------

NET LOSS                              $   (290,762)   $ (2,039,898)   $ (2,330,660)
                                      ============    ============    ============

BASIC LOSS PER SHARE                  $      (0.03)   $      (0.31)
                                      ============    ============

WEIGHTED AVERAGE NUMBER OF
   SHARES OUTSTANDING                   10,281,349       6,627,601
                                      ============    ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                CHINA FOOD AND BEVERAGE COMPANY AND SUBSIDIARIES
                          (A Development Stage Company)
                 Consolidated Statements of Stockholders' Equity

                                                                       Additional     Other         Retained
                                               Common Stock             Paid-In   Comprehensive     Earnings
                                          Shares          Amount        Capital       Income        (Deficit)
                                        -----------    -----------    -----------   -----------    -----------
Balance, December 31, 1999                5,546,505    $     5,547    $   872,070   $     8,421    $   633,605

Common stock issued for cash
   at $1.00 per share                        50,000             50         49,950          --             --

Common stock issued for cash
   at $1.00 per share                       200,000            200        199,800          --             --

Common stock issued for cash
   at $0.50 per share                       200,000            200         99,800          --             --

Common stock issued for cash
   at $0.25 per share                       400,000            400         99,600          --             --

Common stock issued for cash
   at $0.25 per share                       800,000            800        199,200          --             --

Common stock issued for cash
   at $0.25 per share                       800,000            800        199,200          --             --

Common stock issued for cash
   at $0.10 per share                     2,000,000          2,000        198,000          --             --

Common stock issued for cash
   at $0.10 per share                     1,000,000          1,000         99,000          --             --

Related party forgiveness of interest          --             --           11,244          --             --

Change in currency translation                 --             --             --          (8,421)          --

Net loss for the year ended
   December 31, 2000 (Restated)                --             --             --            --       (2,039,898)
                                        -----------    -----------    -----------   -----------    -----------

Balance, December 31, 2000 (Restated)    10,996,505         10,997      2,027,864          --       (1,406,293)

Cancelled shares (Note 9)                      (717)            (1)          --            --             --

Common stock issued for cash
   At $0.10 per share                       500,000            500         49,500          --             --

Cancelled shares (Note 9)                (2,100,000)        (2,100)         2,100          --             --

Net loss for the year  ended
   December 31, 2001                           --             --             --            --         (290,762)
                                        -----------    -----------    -----------   -----------    -----------

Balance, December 31, 2001                9,395,788    $     9,396    $ 2,079,464          --      $(1,697,055)
                                        ===========    ===========    ===========   ===========    ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                CHINA FOOD AND BEVERAGE COMPANY AND SUBSIDIARIES
                          (A Development Stage Company)
                      Consolidated Statement of Cash Flows

                                                                                           From
                                                                                       Inception of
                                                                                        Development
                                                                                         Stage on
                                                                                        January 1,
                                                             For the Years Ended       2000 Through
                                                                 December 31,          December 31,
                                                             2001           2000          2001
                                                         -----------    -----------    -----------
                                                                         (RESTATED)
CASH FLOWS FROM OPERATING ACTIVITIES
   Net (loss)                                            $  (290,762)   $(2,039,898)   $(2,330,660)
   Adjustments to reconcile net (loss) to net cash
     used by operating activities:
       Depreciation and amortization                             430            716          1,146
       Discontinued operations                                  --        1,990,314      1,990,314
       Gain on settlement of debt                               --         (237,163)      (237,163)
   Changes in assets and liabilities:
     (Increase) in accounts receivable - related party        (1,100)          --           (1,100)
     Decrease in exchange credits                                758           --              758
     Increase in accounts payable and accrued expenses       (57,397)      (449,192)      (506,589)
     Decrease in related party payable                        (4,077)          --           (4,077)
                                                         -----------    -----------    -----------

       Net Cash Used by Operating Activities                (352,148)      (735,223)    (1,087,371)
                                                         -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES                            --             --             --

     Increase in note receivable                             (80,000)          --          (80,000)
     Receipt of payment on note receivable                    80,000           --           80,000
                                                         -----------    -----------    -----------

       Net Cash Provided by Investing Activities                --             --             --
                                                         -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES

   Loss of cash from discontinued operations                    --         (424,757)      (424,757)
   Common stock issued for cash                               50,000      1,150,000      1,200,000
   Proceeds from issuance of note payable                    100,000           --          100,000
   Payments on notes payable                                (100,000)      (223,011)      (323,011)
                                                         -----------    -----------    -----------

       Net Cash Provided by Financing Activities              50,000        502,232        552,232
                                                         -----------    -----------    -----------

NET DECREASE IN CASH                                        (302,148)      (232,991)      (535,139)

CASH AND CASH EQUIVALENTS AT BEGINNING
   OF PERIOD                                                 323,281        556,272        556,272
                                                         -----------    -----------    -----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD               $    21,133    $   323,281    $    21,133
                                                         ===========    ===========    ===========

SUPPLEMENTAL SCHEDULE OF CASH FLOW
   ACTIVITIES:

Cash Paid For:

   Income taxes                                          $      --      $      --      $      --
   Interest                                              $     3,000    $      --      $     3,000

SCHEDULE OF NON-CASH FINANCING ACTIVITIES:

   Common stock issued for debt                          $      --      $      --      $      --

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                CHINA FOOD AND BEVERAGE COMPANY AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           December 31, 2001 and 2000

NOTE 1 -      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              a.  Business Organization

              China Food and Beverage Company (the Company) was incorporated on November 6, 1987 under the laws of the State of Nevada. The Company subsequently ceased its original business activity in 1997 and thereafter primarily investigated and sought new business opportunities.

              The Company has a 100% owned subsidiary, Victoria Beverage Company Limited (Victoria), which has a 55% owned subsidiary (Anhui Hao Dun Brewery Co. Ltd.) (Anhui) which has incorporated in the nation of China in 1986, for the purpose of operating a beer brewery. Victoria was incorporated in the Isle of Man on May 9, 1993 for the purpose of acquiring foreign companies.

              The Company acquired 100% of the shares of Victoria which owns 55% of Anhui for 4, 200,000 shares of the Company's common stock. The acquisition was accounted for as a recapitalization of Victoria because the shareholders of Victoria controlled the Company after the acquisition. Therefore, Victoria was treated as the acquiring entity. There was no adjustment to the carrying value of the assets or liabilities of Victoria in the exchange. The Company is the acquiring entity for legal purposes and Victoria is the surviving entity for accounting purposes. On December 18, 1998, the shareholders of the Company authorized a 1-for-100 reverse stock split. All references to common stock have been retroactively restated to reflect the reverse stock split. The Company reentered the development stage on January 1, 2000 as a result of the discontinued operations of Anhui (Note 2).

              b.  Accounting Method

              The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year end.

              c.  Cash and Cash Equivalents

              Cash equivalents  include  short-term,  highly liquid  investments
              with   maturities   of  three  months  or  less  at  the  time  of
              acquisition.

              d.  Basic (Loss) per Share

              The computations of basic (loss) per share of common stock are based on the weighted average number of shares outstanding:

                                                          For the Year Ended
                                                           December 31, 2001
                                     ----------------------------------------------------------
                                         Gain/(Loss)           Shares           Per Share
                                         (Numerator)        (Denominator)          Amount
                                     ------------------  ------------------  ------------------

              Basic Loss per share   $         (290,762)         10,281,349  $            (0.03)
                                     ==================  ==================  ==================

                CHINA FOOD AND BEVERAGE COMPANY AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           December 31, 2001 and 2000

NOTE 1 -      ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT   ACCOUNTING  POLICIES
              (Continued)

              d.  Basic (Loss) per Share (Continued)

                                                                             For the Year Ended
                                                                              December 31, 2000
                                                                                 (Restated)
                                                        ----------------------------------------------------------
                                                            Gain/(Loss)           Shares           Per Share
                                                            (Numerator)        (Denominator)          Amount
                                                        ------------------     ---------------  ------------------
              Loss from operations                      $         (286,747)          6,627,601  $            (0.04)
              Gain on disposition of debt                          237,163           6,627,601                0.03
              Loss on discontinued operations                   (1,990,314)          6,627,601               (0.30)
                                                        ------------------  ------------------  ------------------

              Total                                     $       (2,039,898)          6,627,601  $            (0.31)
                                                        ==================  ==================  ==================


              e.  Principles of Consolidation

              The consolidated financial statements include those of China Food and Beverage Company and Victoria Beverage Company Limited. All significant intercompany accounts and transactions have been eliminated.

              f.  Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

              g.  Capital Assets and Amortization

              Capital assets are recorded at cost and amortization is provided over the estimated economic life on a straight-line basis at the following rates:

                           Equipment              5 years

              h.  Revenue Recognition

              The  Company   currently  has  no  source  of  revenues.   Revenue
              recognition policies will be determined when principal operations begin.

                CHINA FOOD AND BEVERAGE COMPANY AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           December 31, 2001 and 2000

NOTE 1 -      ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT   ACCOUNTING  POLICIES
              (Continued)

              i.  New Accounting Pronouncements

              During the year ended December 31, 2001, the Company adopted the provisions of FASB Statement No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (a replacement of FASB Statement No. 125.), FASB Statement No. 141, "Business Combinations," FASB Statement No. 142, "Goodwill and Other Intangible Assets," FASB Statement No. 143, "Accounting for Asset Retirement Obligations," FASB Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," and FIN 44 "Accounting for Certain Transactions Involving Stock Compensation (an interpretation of APB Opinion No. 25.)." The effect of these adopted provisions on the Company's financial statements was not significant.

NOTE 2 -      LOSS OF SUBSIDIARY

              The loss in the first quarter of 2000 from discontinued operations results from a dispute with the Anhui Liu An Beer Company Ltd. ("sellers") who represent a minority interest in the entity that operates the Company's brewery in the Peoples' Republic of China. In December 1998, the Company acquired a 55% interest in a Chinese brewery for which it issued 8% convertible debentures in the total principal amount of $21 million. The debentures had a $5.00 conversion price. Pursuant to the terms of the debentures, the Company had the right to require conversion of the debentures. The Company required said conversion and issued 4.2 million shares of its common stock, also in December 1998. The Sellers, from whom the Company purchased its interest in the brewery, hold a 45% equity interest in the brewery and agreed to maintain responsibility for the day-to-day operations of the brewery.

              The Company's Chinese asset, which is the brewery, is subject to liens which resulted in the borrowing of approximately $6 million, and the brewery had tax liabilities to the Peoples' Republic of China in excess of $4 million.

              In May 2000, the sellers claimed that the Company was in default of its obligations to repurchase or cause to be repurchased from the sellers, a significant majority of the shares of the common stock issued upon conversion of the debentures or, to provide additional capital. As a result of the alleged default, they refused to provide the Company with any financial information concerning the operations of the brewery and assumed control of the brewery.

              The Company believes that the claims made by the sellers are without merit. However, as the assets of the brewery are in the Peoples' Republic of China and the Company has no effective control over the business or the financial concerns of the brewery, the Company has fully reserved against all of its assets allocated in China. All operations have been classified as discontinued as they relate to activities prior to January 1, 2000. Since there is no information for the loss on discontinued operations for the year ended December 31, 2000, remaining excess of net assets over liabilities has been allowed for in the total of $1,990,314.

              It is possible that, in addition to taking control of the assets, the sellers may commence an action against the Company alleging, among other claims, breach of contract. Conversely, the Company is exploring its options, including but not limited to, initiating legal action of its own to recover what it believes to be a wrongful conversion of its assets by the sellers.

                CHINA FOOD AND BEVERAGE COMPANY AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           December 31, 2001 and 2000

NOTE 2 -      LOSS OF SUBSIDIARY (Continued)

              Unless the Company is able to resolve this dispute and because it does not presently have the financial ability to continue in operation, it may be obligated to secure additional debt or equity financing to enable it to continue as an on-going entity.

NOTE 3 -      LITIGATION

              Securities and Exchange Commission v. China Food & Beverage, James
              C. Tilton, et al. - On July 14, 1999, the Securities and Exchange Commission ("SEC") in the United States District Court, Southern District of Florida, Civil Action No. 99-1968-CIV-GOLD, filed a Complaint for Injunctive and Other Equitable Relief, as well as a Temporary Restraining Order against, et al, the Company and James
              C. Tilton ("Tilton") individually who is the Company's chief executive officer. On April 15, 1999, the Company entered into a Consulting Agreement with The Globus Group, Inc. ("Globus"), a Nevada Corporation, whereby Globus was to act as a "...marketing consultant/promoter..." of the Company. The complaint alleges that the Company, knowingly or unknowingly disseminated material to the public based on Globus' false representations to the Company. The complaint further alleges that when informed that Globus was engaging in this and other improper activities that might result in creating false impressions with the public, Tilton did not take appropriate corrective action quickly enough.

              As soon as the Company became aware of the SEC's complaint, the Company took steps to investigate the allegations against Globus. After numerous attempts to contact Globus, without success, the Company's Officers and Board of Directors felt it was in the Company's best interest to formally terminate the aforementioned Consulting Agreement with Globus.

              On June 18, 2001 the offer made by the Company was accepted by the SEC. The SEC ordered that the Company and Tilton cease and desist from committing any securities violations in the future.

NOTE 4 -      PROPERTY AND FIXED ASSETS

                                                                         2001
                                                Accumulated            Net Book
                                 Cost           Depreciation            Amount
                         ------------------  -----------------    -----------------
              Equipment  $            2,149  $          (1,146)   $           1,003
                         ==================  =================    =================


              During the years ended December 31, 2001 and 2000, the Company expensed $430 and $430 in depreciation, respectively.

NOTE 5 -      CONCENTRATIONS OF RISK

              a.  Barter Exchange Credits

              The  Company   has  barter   exchange   credits   held  with  ITEX
              Corporation. This balance is not insured by the Federal Deposit Insurance Corporation.

                CHINA FOOD AND BEVERAGE COMPANY AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           December 31, 2001 and 2000

NOTE 6 -      GOING CONCERN

              The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. It is the intent of the Company to seek a merger with an existing, operating company. Until that time, the stockholders have committed to covering the operating costs of the Company.

NOTE 7 -      NEGOTIATIONS WITH TRITRADEX, INC.

              The Company is in negotiations to acquire Tritradex, Inc. (a New York corporation), the parent company of Shanghai Tritradex Machinery, Inc., a manufacturer and distributor of gasoline dispensing pumps in the Peoples' Republic of China. As part of the negotiations, the Company has advanced $80,000 to Tritradex as an interest free loan. In September 2001, Tritradex paid back the $80,000. Although the loan was paid in full, negotiations for the acquisition of Tritradex are ongoing.

              The Company's Board of Directors is committed to the acquisition of Tritradex and in a special board meeting held on March 5, 2002 authorized the Company to execute a share transfer agreement with Tritradex. As of the date of this report the agreement has not been finalized.

NOTE 8 -      DISSOLUTION OF SUBSIDIARY

              In September 2001, the Company's wholly owned subsidiary, Victoria Beverage, was dissolved. The only asset of the subsidiary was 6,000,000 shares of Gourmet's Choice Coffee Company. These shares were transferred to the Company. The Company will carry the shares at Victoria's cost of $0.00. Gourmet's Choice is controlled by the President of the Company.

NOTE 9 -      COMMON STOCK TRANSACTIONS

              On January  29,  2001,  the  Company  cancelled  717 shares of its
              common   stock   pursuant  to  a  settlement   agreement   with  a
              shareholder.

              On April 25, 2001, the Company issued 500,000 shares of its common stock at $0.10 per share for a total of $50,000.

              On May 11, 2001, the Company cancelled 2,100,000 shares of its common stock. These shares were part of the original 4,200,000 issued in the acquisition of the Anhui Brewery.

NOTE 10 -     RESTATEMENT OF DECEMBER 31, 2000 BALANCES

              Due to an  erroneous  filing  of form  941 for the  quarter  ended
              December 31, 2000, the accrued expenses and general and administrative expenses were overstated by $9,151 as of December 31, 2000. The December 31, 2000 amounts shown in the Consolidated Statement of Operations, Consolidated Statement of Cash Flows and the Consolidated Statement of Stockholders' Equity have been restated to reflect this correction. There was no change to the per share amounts.

                CHINA FOOD AND BEVERAGE COMPANY AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           December 31, 2001 and 2000

NOTE 11 -     SUBSEQUENT EVENTS

              The Company has signed a "Professional Services Agreement" with Wilton Corporate Finance. This agreement provides that Wilton becomes the Company's advisor with regard to issues of corporate finance, capitalization, merger and acquisition opportunities and strategy. Under the agreement the Company will compensate Wilton either $33,000 cash or the equivalent in the Company's securities.

              On March 5, 2002, the Company approved a proposal to create three warrants to purchase the Company's common stock. Each warrant allows for the purchase of 550,000 shares at a price of $0.06. The warrants expire on March 5, 2007.

                                    PART III

ITEM 9. DIRECTORS,EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

       Name                      Age       Position(s) and Office(s)
       ----                      ---       -------------------------
       James A. Tilton            40       President, Chief Executive Officer,
                                           Treasurer, Director

       Jane Zheng                 39       Secretary, Director

       Li Lin Hu                  57       Director

         James A. Tilton was appointed the Company's president, chief executive officer, treasurer and one of its directors on October 23, 1995. Mr. Tilton has extensive business and marketing experience in the Far East and has worked with his wife, Jane Zheng, in partnership with the Metallic Building Company("MBC"), a subsidiary of NCI Building Systems, to market its pre-engineered building materials in the People's Republic of China ("PRC") since 1992. For the last five years and again with Jane Zheng, he has assisted Star Brite, a division of Oceans Bio-Tech, in establishing a sales distribution system in PRC for its chemical products.

         Jane Zheng was appointed as secretary and a director of the Company on October 23, 1995. Ms. Zheng has extensive business and marketing experience in the Far East and has worked with her husband, James A. Tilton, in partnership with the Metallic Building Company ("MBC"), a subsidiary of NCI Building Systems, to market its pre-engineered building materials in the PRC since 1992. For the last five years and again with James Tilton, Ms. Zheng has assisted Star Brite, a division of Oceans Bio-Tech, in establishing a sales distribution system in China for its chemical products. She received her engineering degree from Shanghai University, in Shanghai, China. Ms. Zheng also has an MBA degree in Finance from Adelphi University, New York.

         Li, Lin Hu, who has Master in Business Administration from China Economy and Management College is a senior economist and was appointed as a director of the Company on or about January 6, 1999. Li is also executive Vice-President of Tiancheng Group, as referenced to throughout herein.

Compliance With Section 16(a)of the Exchange Act:

         Based solely upon a review of Forms 3, 4 and 5 furnished to the Company, the Company is not aware of any person who, at any time during the fiscal year ended December 31, 2001, was a director, officer, or beneficial owner of more than ten percent of the Common Stock of the Company, and who failed to file on a timely basis reports required by Section 16(a)of the Securities Exchange Act of 1934 during such fiscal year.


ITEM 10. EXECUTIVE COMPENSATION

         The following table summarizes certain information concerning executive compensation paid to or accrued by the Company's chief executive officer during the Company's last three fiscal years. During this time no executive officer, excluding James A. Tilton, the current chief executive officer, earned or received annual compensation exceeding $100,000.

SUMMARY COMPENSATION TABLE

                                               Annual Compensation                     Long Term Compensation
                                               -------------------                     ----------------------
                                                                      Other         Restricted
                                                                      Annual           Stock            Other
Name and principal position           Year   Salary   Bonus        Compensation        Awards       Compensation
---------------------------           ----   ------   -----        ------------        ------       ------------
James A. Tilton, President           2000    $75,000     $0             $0               $0               $0
         "                           2001    $75,000     $0             $0               $0               $0

Jane Zheng, Secretary                2000    $75,000     $0             $0               $0               $0
         "                           2001    $75,000     $0             $0               $0               $0

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

         The following table sets forth certain information concerning the stock ownership as of December 31, 2001, with respect to: (i) each person who is known to the Company to beneficially own more than 5% of the Company's Common Stock;
(ii) all directors; and (iii) directors and executive officers as a group (the notes below are necessary for a complete understanding of the figures). The Company calculated the owners of 5% of the Common Stock using the 9,395,788 shares of Common Stock issued on December 31, 2001.

                                     Name and Address
         Title of Class              Amount and Nature of
         of Beneficial Owner         Beneficial Ownership                 Percentage of Class
         -------------------         --------------------                 -------------------
Common Stock Par Value $0.001        Korkor Holdings, Ltd.                       34%
                                     3 Athol St.
                                     Douglas Isle of Man
                                     3,172,400

Common Stock Par Value $0.001        Calder Investments Limited                  32%
                                     Omar Hodge Bldg.
                                     Wicken Cay Road Town
                                     Tortula, BVI
                                     3,000,000

Common Stock Par Value $0.001        Anhui Liu An Beer Company                   11%
                                     1,050,000

Common Stock Par Value $0.001        Tiancheng China Corp, Ltd.(a)                6%
                                     530,000

Common Stock Par Value $0.001        Jane Zheng, Director &                       3%
                                     Secretary (c)
                                     82-66 Austin Street
                                     Kew Gardens, NY 11415
                                     281,586

Common Stock Par Value $0.001        James A. Tilton, Director,              less than 1%
                                     President & Treasurer(b)
                                     82-66 Austin Street
                                     Kew Gardens, NY 11415
                                     57,251

Common Stock Par Value $0.001        Li Lin Hu, Director (a)                     0%


(a) Tiancheng is an operating entity incorporated in the People's Republic of China of which Li Lin Hu is an officer and director.

(b) Includes 211 shares of common stock owned by ATJ, Incorporated, a Delaware holding company, of which James A. Tilton is sole officer, director and shareholder.

(c) Includes 185 shares of common stock owned by ZJ, Incorporated a Delaware holding company, of which Jane Zheng is sole officer, director and shareholder.

ITEM 13. EXHIBITS AND REPORTS ON FORM 8-K

Exhibit No. 10  -  "Material  Contracts"  -  Agreement  between  the Company and
                Tritradex, Inc. dated March 4, 2001.

Exhibit 99 - Form 8-K: The Company filed an 8-K on June 29, 2001 the Company announced that effective as of June 18, 2001, the Company entered into a Cease-and-Desist Order ("the Order"), along with its principal executive officer, with the Securities and Exchange Commission pursuant to section 21C of the Securities and Exchange Act of 1934. The Order instituting the cease-and-desist was entered by consent. A copy of the actual Order is attached.

EXHIBIT 10

         CHINA FOOD AND BEVERAGE COMPANY 8 WEST 38TH STREET, 9TH FLOOR

                            NEW YORK, NEW YORK 10018

                                  212-398-7833

                                FAX: 718-357-0643

                                  March 4, 2001

Grace Ying
Tritradex Incorporated
17 Westbury Avenue
Mineola, N.Y. 11501

Dear Mrs. Ying:

Pursuant to our recent discussions, our company agrees to issue a company check in the amount of $ 80,000.00 U.S. Dollars, made payable to Tritradex Incorporated (a New York Corporation). Both parties understand that these funds are being sent prior to the final contract signing, whereby our company will participate in an equity investment in either Tritradex Incorporated or it's subsidiary, Shanghai Tritradex Machinery, Inc. In addition, both parties agree that if a final contract is not signed by April 30, 2001, Tritradex Incorporated will return said funds to our company, within ten (10) days. Finally, both parties further agree that in the event that Tritradex Incorporated cannot fulfill all of the terms of this agreement, then Grace Ying will be personally responsible to return said funds to our company, within ten (10) days immediately following the expiration of the initial ten (10) day requirement, agreed to by Tritradex Incorporated.

Sincerely,

By: /s/ James Tilton
--------------------
        James Tilton
        President

Agreed and accepted: Agreed and accepted:

By: /s/ Grace Ying
------------------
        Grace Ying
        As a Private Individual
        Corporate Secretary
        Tritradex Incorporated

                                   SIGNATURES

         In accordance with Section 13 or 15(d) of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, this 26th day of March, 2002.

         CHINA FOOD AND BEVERAGE COMPANY


         /s/ James A. Tilton
         -------------------
             James A. Tilton, President

         In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

         Signature              Title                           Date

/s/ James A. Tilton             President,                      March 26, 2002
------------------------        Chief Executive Officer,
    James Tilton                    Treasurer and Director

/s/ Jane Zheng                  Secretary and Director          March 26, 2002
------------------------
    Jane Zheng

                                       9
                                                                      EXHIBIT 10

         CHINA FOOD AND BEVERAGE COMPANY 8 WEST 38TH STREET, 9TH FLOOR

                            NEW YORK, NEW YORK 10018

                                  212-398-7833

                                FAX: 718-357-0643

                                  March 4, 2001

Grace Ying
Tritradex Incorporated
17 Westbury Avenue
Mineola, N.Y. 11501

Dear Mrs. Ying:

Pursuant to our recent discussions, our company agrees to issue a company check in the amount of $ 80,000.00 U.S. Dollars, made payable to Tritradex Incorporated (a New York Corporation). Both parties understand that these funds are being sent prior to the final contract signing, whereby our company will participate in an equity investment in either Tritradex Incorporated or it's subsidiary, Shanghai Tritradex Machinery, Inc. In addition, both parties agree that if a final contract is not signed by April 30, 2001, Tritradex Incorporated will return said funds to our company, within ten (10) days. Finally, both parties further agree that in the event that Tritradex Incorporated cannot fulfill all of the terms of this agreement, then Grace Ying will be personally responsible to return said funds to our company, within ten (10) days immediately following the expiration of the initial ten (10) day requirement, agreed to by Tritradex Incorporated.

Sincerely,

By: /s/ James Tilton
--------------------
        James Tilton
        President

Agreed and accepted: Agreed and accepted:

By: /s/ Grace Ying
------------------
        Grace Ying
        As a Private Individual
        Corporate Secretary
        Tritradex Incorporated

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   June 18, 2001
                                                  --------------



                            China Food & Beverage Co.
                            -------------------------
             (Exact Name of registrant as specified in its charter)


         Nevada                         000-11734                87-0548148
         ------                         ---------                ----------
(State or other jurisdiction     (Commission File Number)      (I.R.S. Employ
    of incorporation)                                        Identification No.)


          240 West Madison Avenue, 7th Floor, New York, New York 10016
          ------------------------------------------------------------
                    (Address of principal executive offices)


        Registrant's telephone number, including area code (877) 667-9377
                                                           --------------


                                 Non Applicable
                                 --------------

            8th West 38th Street, 9th Floor, New York, New York 10018
            ---------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 5:   OTHER EVENTS:
          -------------

The company announced that effective as of June 18, 2001, China Food & Beverage Co. entered into a cease-and-desist Order ("the Order"), along with its principal executive officer, with the Securities and Exchange Commission pursuant to section 21C of the Securities and Exchange Act of 1934. The Order instituting the cease-and-desist was entered by consent. A copy of the actual Order is attached.

EXHIBIT - Item 99:   SEC Cease-and-Desist Order.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            CHINA FOOD & BEVERAGE CO.



Date: June 29, 2001                     By: /s/ James A. Tilton
-------------------                     -----------------------
                                                James A. Tilton
                                                President

EXHIBIT 99

                            UNITED STATES OF AMERICA
                                   Before the
                       SECURITIES AND EXCHANGE COMMISSION

SECURITES EXCHANGE ACT OF 1934
Release No. 44440 / June 18, 2001

ADMINISTRATIVE PROCEEDING
File No.3-10512


In the Matter of

CHINA FOOD AND BEVERAGE CO.
and
JAMES TILTON,

     Respondents

ORDER INSTITUTING CEASE-AND-DESIST PROCEEDINGS PURSUANT TO SECTION 21C OF THE SECURITIES AND EXCHANGE ACT OF 1934, MAKING FINDINGS AND IMPOSING A CEASE-AND-DESIST ORDER

                                       I.

         The Securities and Exchange Commission ("Commission") deems it appropriate to institute public cease-and-desist proceedings against China Food and Beverage Co. ("China Food") and James Tilton ("Tilton") pursuant to Section 21C of the Securities Exchange Act of 1934 ("Exchange Act").

         In anticipation of these proceedings, Respondents China Food and Tilton submitted an Offer of Settlement, which the Securities and Exchange Commission has determined to accept. Solely for the purpose of these proceedings and any other proceedings brought by or on behalf of the Commission or in which the Commission is a party, the Respondents consent to the entry of the findings and imposition of the cease-and-desist order ("Order") set forth below, without admitting or denying the findings of this Order, except that they admit the jurisdiction of the Commission over each of them and over the subject matter of these proceedings.

                                      II.

         On the basis of this Order and the Offers submitted by China Food and Tilton, the Commission finds that:

         A. China Food, located in New York, New York, was incorporated in Nevada in 1981. At all times relevant, China Food's common stock was quoted on the OTC Bulletin Board (a service of the NASDAQ Stock Market, Inc.). On November 19, 1997, China Food filed a registration statement with the Commission and is required to file periodic reports on Forms 10-Q and 10-K. During 1999, the company purportedly owned a brewery in China's Anhui province.

         B. James Tilton, age 39 and a resident of Whitestone, New York, was president, a director, and chief executive officer of China Food during all times relevant to these proceedings.

         C. In February 1999, China Food hired Anthony DiMarco ("DiMarco"), also known as Bruce Gorcyca, and his company, The Globus Group, Inc. of Miami, Florida to promote the company.

         D. DiMarco prepared press releases for China Food. On May 10, 1999, China Food and Tilton issued the first press release prepared by DiMarco stating that China Food's board of directors had voted to pursue a $4 million acquisition of television advertising time. This press release was false and misleading because China Food and Tilton had not obtained even basic information about who was selling the television advertising time or upon which television stations the time was available.

         E. On May 17, 1999, China Food and Tilton issued a second press release prepared by DiMarco stating that China Food had received a $60 million financing offer from an east coast investment banking firm. This press release was also false and misleading because the financing offer was from DiMarco's company. The Globus Group, which was not an investment banking firm and did not have the assets available to make such a loan.

         F. China Food and Tilton were reckless in issuing the two DiMarco press releases because they took no action to confirm the accuracy of these press releases before issuing them to the public.

         G. Section 10(b) of the Exchange Act and Rule 10b-5 prohibit persons from, directly or indirectly, in connection with the purchase or sale of securities by use of any means or instrumentality of interstate commerce or of the mails, employing any device, scheme or artifice to defraud; making any untrue statement of a material fact or omitting to state material facts necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; or engaging in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the sellers and purchasers of securities. China Food and Tilton violated Section 10(b) of the Exchange Act and Rule 10b-5 by issuing these two press releases with false and misleading statements about its acquisition of assets, and loan arrangements.

                                      III.

         In view of the foregoing, the Commission finds that it is appropriate to accept the Offers of Settlement submitted by China Food and Tilton.

         Accordingly, IT IS ORDERED pursuant to Section 21C of the Exchange Act that: China Food and Tilton cease and desist from committing or causing any violations or any future violations of Section 10(b) of the Exchange Act and Rule 10b-5

         By the Commission.

By: /s/ Jonathan G. Katz
------------------------
        Jonathan G. Katz
        Secretary